OVERTECH CORP.

Waiblingerstrasse 34

Stuttgart, Germany  70372

Tel: +49 157 894 69537

Stock Exchange: OTCQB

Symbol: OVET

STUTTGART, GERMANY--(Marketwire – December 8, 2014) - Overtech Corp. (OVET) Overtech Corp. (the "Company" or "Overtech") is pleased to announce that it’s Board of Directors has approved a private placement offering of up to 2,400,000 shares of the Company's common stock at a price of $1.25 US per share to persons who are not “U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended.

There is no assurance that the private placement offering or any part of it will be completed.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the United States Securities Act of 1933, as amended and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements that are based on assumptions as of the date of this news release. These statements reflect management's current estimates, beliefs, intentions and expectations. They are not guarantees of future performance. Overtech cautions that all forward looking statements are inherently uncertain and that actual performance may be affected by a number of material factors, many of which are beyond their control. Such factors include, among other things: risks and uncertainties relating to their business plan, their ability to raise sufficient financing and their limited operating history.  In particular, there is no assurance that the private placement will be completed on the above terms or at all.  Accordingly, actual and future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward looking information. Except as required under applicable securities legislation, Overtech undertakes no obligation to publicly update or revise forward-looking information. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Overtech Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

Contact:

Dr. Orhan Karahodza

Tel: +49 172 716 0765

info@medicus-24.de
www.beatmungsservice.com
www.medicus-24.de